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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITOR'S CONSENT
                         -----------------------------

We consent to the use in this Registration Statement of US Dataworks, Inc. (formerly known as Sonicport, Inc.) and subsidiary on Amendment No 1 on Form SB-2 of our report, dated June 7, 2002, except for Note 1, as to which the date is May 5, 2003, (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.




/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
November 24, 2003